UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2012

TREE TOP INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

511 Sixth Avenue, Suite 800 New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 261-3728

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 31, 2012 (“Closing Date”), Tree Top Industries, Inc. (the "Company”) and its subsidiary, TTII Oil & Gas, Inc., a Delaware corporation (the “Subsidiary”), entered into an asset purchase agreement (“Purchase Agreement”) with  American Resource Technologies, Inc., a Kansas corporation (the "Seller").  Pursuant to the Purchase Agreement, the Company purchased substantially all the assets of the Seller for a purchase price of $500,000, which was paid in the form of 466,853 shares of the Company’s common stock. The shares were valued at $1.071 per share based on the weighted-average trading price of the Company’s common stock over the ten trading days prior to the Closing Date.  The Company and the Subsidiary will also pay minimum royalty payments of 10% on all  royalties and/or proceeds, net of all expenses and costs, from the sale or license of the patents acquired from the Seller by the Company and the Subsidiary. Pursuant to the Purchase Agreement, the Company assumed the payment of $398,250 of the Seller’s notes payable which shall only be paid from 50% of the net collections (after deducting the costs of collection) from the notes receivable purchased by the Company and the Subsidiary.

In connection with the shares of common stock issued or issuable under the Purchase Agreement, the Company relied on Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The descriptions of the terms of the Purchase Agreement do not purport to be complete and are qualified in their entirety by the Purchase Agreement, a copy of which is included as an exhibits to this Form 8-K.

Item 5.02(b).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2012, Robert Hantman, a director of the Company resigned from the Company’s board of directors. The Company has not appointed a replacement to fill the vacancy created by the resignation.

Item 9.01    Financial Statements and Exhibits

(a)           Financial Statements of business acquired. The required financial statements will be filed no later than 71 calendar days after the date of the filing of this report on Form 8-K.

 (d) Exhibits

10.1           Asset Purchase Agreement, made and entered into as of December 31, 2012, by and between Tree Top Industries, Inc., TTII Oil & Gas, Inc., and American Resource Technologies, Inc.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TREE TOP INDUSTRIES, INC.

Date: January 7, 2013	By:	/s/ David Reichman
David Reichman, Chairman and CEO

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